Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of VirTra, Inc. (the “Company”) for the quarter ended June 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, Robert D. Ferris, Co-Chief Executive Officer and President of the Company, John F. Givens, II, Co-Chief Executive Officer, and Marsha J. Foxx, Chief Accounting Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 19, 2022	/s/ Robert D. Ferris
Robert D. Ferris, Co-Chief Executive Officer and President (principal executive officer)

Date: August 19, 2022	/s/ John F. Givens II
John F. Givens II, Co-Chief Executive Officer (principal executive officer)

Date: August 19, 2022	/s/ Marsha J. Foxx
Marsha J. Foxx, Chief Accounting Officer (principal financial officer)